Fischer-Watt Gold Company, Inc.
                Computation of Earnings Per Share
              For the Six Months Ended July 31, 1995

Assumptions:
                                     Three Months     Six Months
                                        Ended           Ended
                                    July 31, 1995   July 31, 1995
     Net income for the period        $ 569,000        $ 491,000
     Common shares outstanding       12,344,000       12,344,000
     Options outstanding to purchase
       equivalent shares              2,713,000        2,713,000
     20% limitation on assumed
       repurchase                     2,469,000        2,469,000
     Average exercise price per share    $.66             $.66
     Average market value per quarter
       per common share to be used      $ .28            $ .17

Computations:

     Application of assumed proceeds
       ($ 1,783,000)
        Toward repurchase of outstanding
          common shares at applicable
          market value                $ 691,000         $ 420,000
        Reduction of debt               262,000           262,000
        Purchase of U.S. Government
          Securities                    830,000         1,101,000
                                      _________         _________
                                    $ 1,783,000       $ 1,783,000
Adjustment of net income:
    Actual net income                 $ 569,000         $ 491,000
    Interest increase (5 3/4%)
      less 9% tax effect                 10,000            30,000
                                      _________         _________
    Adjusted net income               $ 579,000         $ 521,000

Adjustment of shares outstanding:
    Actual outstanding               12,344,000        12,344,000
    Net additional shares issuable
       (2,713,000 - 2,469,000)          244,000           244,000
                                      _________          ________

    Adjusted shares outstanding      12,588,000        12,588,000

Earnings per share:
    Before adjustment                   $ .05            $ .04
    After adjustment                    $ .05            $ .04